UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 20, 2016, Duke Energy Corporation (the “Corporation”) completed the sale, for approximately $1.2 billion enterprise value, including the assumption of debt, of all of its equity interests in Duke Energy International Group S.à.r.l., Duke Energy International España Holdings SL and Duke Energy International Investments No. 2 Ltd (the “Latin America Subsidiaries”). The Latin America Subsidiaries own approximately 2,300 megawatts of hydroelectric and natural gas generation capacity, transmission infrastructure and natural gas processing facilities in Peru, Chile, Argentina, Guatemala, El Salvador and Ecuador. The sale was consummated pursuant to that Purchase and Sale Agreement, dated as of October 10, 2016, with Orazul Energía Peru S.A.C. and Orazul Energía (España) Holdings S.R.L., each as an assignee of ISQ Enerlam Aggregator, L.P. (n/k/a Orazul Energía Aggregator, L.P.) and Enerlam (UK) Holdings Ltd. (n/k/a Orazul Energía (UK) Holdings Ltd), entities controlled by a consortium of investors led by I Squared Capital (collectively, “I Squared”). The transaction is expected to generate available cash proceeds of approximately $1 billion, excluding transaction costs and subject to working capital adjustments, which will be used to reduce holding company debt. Existing federal attributes will result in no immediate U.S. federal-level cash tax impacts to the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 20, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

3